UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    Form 8-K

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                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) November 12, 1998
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                        CADMUS COMMUNICATIONS CORPORATION
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             (Exact name of registrant as specified in its charter)



            Virginia                     0-12954                54-1274108
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(State or other jurisdiction of        (Commission           (I.R.S. Employer
 incorporation or organization)        File Number)       Identification Number)



6620 West Broad Street, Suite 240, Richmond, Virginia           23230
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     (Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code        (804) 287-5680
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Item 5.       Other Events.

On November 12, 1998, C. Stephenson Gillispie, Jr., Chairman, President, and Chief Executive Officer, and Bruce V. Thomas, Senior Vice President and Chief Financial Officer of Cadmus Communications Corporation (the "Company"), made the prepared remarks attached hereto as Exhibit 99 at the Company's 1998 Annual Meeting of Shareholders. Information in these remarks relating to Cadmus' future prospects and performance are "forward-looking statements," as defined by the Private Securities Litigation Reform Act of 1995, and, as such, are subject to certain risks and uncertainties that could cause actual results to differ materially. Potential risks and uncertainties include but are not limited to:
(1) continuing competitive pricing in the markets in which the Company competes,
(2) the gain or loss of significant customers or the decrease in demand from existing customers, (3) the ability of the Company to continue to obtain improved efficiencies and lower overall production costs, (4) changes in the Company's product sales mix, (5) the effective integration of recent acquisitions, (6) the performance of new management and leadership teams in the Company and its divisions, (7) the impact of industry consolidation among key customers, and (8) continued strength in the U.S. capital markets.





Item 7.       Exhibits.

         Exhibit 99        Prepared Remarks from Annual Meeting



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



Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on November 25, 1998.


                                    CADMUS COMMUNICATIONS CORPORATION


                                    By: /s/ C. Stephenson Gillispie, Jr.
                                        --------------------------------
                                        C. Stephenson Gillispie, Jr.
                                        Chairman, President, and Chief
                                           Executive Officer





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                                  Exhibit Index


         Exhibit


99       Prepared Remarks from Annual Meeting







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